UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 2, 2025

Forge Global Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39794	99-4383083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Embarcadero Center Floor 15 San Francisco, California (Address of principal executive offices)	94111 (Zip Code)
(415) 881-1612
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FRGE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On July 1, 2025, Forge Global Holdings, Inc., a Delaware corporation (the “Company”), Accuidity, LLC, a Delaware limited liability company ( “Accuidity”), Margo Merger Sub I, LLC, a Delaware limited liability company and a wholly owned indirect subsidiary of the Company (“Merger Sub I”) and Margo Merger Sub II, LLC, a Delaware limited liability company and a wholly owned indirect subsidiary of the Company (“Merger Sub II”) completed the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 1, 2025 (the “Merger Agreement”), by and among the Company, Accuidity, Merger Sub I, Merger Sub II and Kostka LLC, a New York limited liability company, solely in its capacity as representative of the securityholders of Accuidity for certain purposes described in the Merger Agreement. Pursuant to the Merger Agreement, (i) Merger Sub I merged with and into Accuidity, with Accuidity surviving the merger as a wholly owned indirect subsidiary of the Company (the “Surviving Company”, and such merger, the “First Merger”) and (ii) the Surviving Company merged with and into Merger Sub II, with Merger Sub II surviving the merger as a limited liability company and indirect wholly owned subsidiary of Company (the “Surviving Entity” and such merger, the “Second Merger”, and collectively with the First Merger, the “Acquisition”).

This Current Report on Form 8-K/A amends Item 9.01 of the Current Report on Form 8-K filed by the Company on July 2, 2025 to include the historical financial statements of Accuidity and the pro forma financial information required by Item 9.01 of Form 8-K, attached hereto as Exhibits 99.1 and 99.2. The pro forma financial information included in this Form 8-K/A has been presented for informational purposes only, as required by Form 8-K. It does not purport to represent the actual results of operations that the Company and Accuidity would have achieved had the companies been combined during the periods presented in the pro forma financial information and is not intended to project the future results of operations that the combined company may achieve as a result of the Acquisition. Except as described above, all other information in the Company’s Current Report on Form 8-K filed on July 2, 2025 remains unchanged.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Audited Statement of Assets Acquired and Liabilities Assumed of Accuidity as of July 1, 2025, the notes related thereto, and the related report of Wild, Maney & Resnick, LLP, Accuidity’s independent registered public accounting firm as of July 1, 2025, are filed as Exhibit 99.1 and incorporated herein by reference.

Pursuant to a letter dated July 24, 2025 from the Securities and Exchange Commission’s Division of Corporation Finance (the “SEC”), based on information the Company provided to the SEC, the SEC advised that the Company could provide the Audited Statement of Assets Acquired and Liabilities Assumed in lieu of the financial statements of Accuidity and any pro forma financial statements pursuant to Rule 11-01 for the purpose of complying with the requirements of Rule 3-05 of Regulation S-X.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of the Company and Accuidity as of June 30, 2025, the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025, and the notes related thereto, are filed as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits.

The exhibits listed on the Exhibit Index are incorporated herein by reference.

Exhibit Number	Description

23.1	Consent of Wild, Maney & Resnick LLP, independent registered public accounting firm of Accuidity.
99.1	Audited Statement of Assets Acquired and Liabilities Assumed of Accuidity and its subsidiaries as of July 1, 2025, and the notes related thereto.
99.2
Unaudited pro forma condensed combined balance sheet for the Company and Accuidity as of June 30, 2025, unaudited pro forma condensed combined statement of operations for the Company and Accuidity for the six months ended June 30, 2025, and the notes related thereto.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forge Global Holdings, Inc.

Date: September 16, 2025	By:	/s/ Kelly Rodriques
	Name:	Kelly Rodriques
	Title:	Chief Executive Officer